OSCAR HEALTH, INC. 2021 INCENTIVE AWARD PLAN

PERFORMANCE RESTRICTED STOCK UNIT GRANT NOTICE
Oscar Health, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Performance Restricted Stock Units (the “PSUs”) described in this Performance Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Oscar Health, Inc. 2021 Incentive Award Plan (as amended from time to time, the “Plan”) and the Performance Restricted Stock Unit Agreement attached hereto as Exhibit A, the Earned PSUs attached as Exhibit B and the Peer Group Companies attached as Exhibit C (Exhibits A, B and C together, the “Agreement”), all of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	[To be specified]
Grant Date:	[______], [_______]
Target Number of PSUs:	[To be specified]
Expiration Date:	[______], [_______]
Vesting Schedule:	The PSUs shall become earned and vest as described in Article II of the Agreement and Exhibit B.
By accepting (whether in writing, electronically or otherwise) the PSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

OSCAR HEALTH, INC.	PARTICIPANT
By:
Name:	[Participant Name]
Title:

Exhibit A
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

WHEREAS, in connection with the Company’s grant of the PSUs to Participant, the parties desire to enter into this Performance Restricted Stock Unit Agreement (this “Agreement”); and
NOW, THEREFORE, the Company and Participant hereby agree as follows:
ARTICLE I.
GENERAL

1.1    Award of PSUs. The Company has granted the PSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”). Each PSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the PSUs have vested.

1.2    Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3    Unsecured Promise. The PSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

1.4    Defined Terms. Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Grant Notice, Exhibit B or, if not defined in the Grant Notice or Exhibit B, in the Plan. In addition, the following defined terms shall apply:

(a)    “Assumed” shall mean that an Assumption occurs with respect to the Award in connection with a Change in Control.

(b)    “Cause” shall have such meaning as is contained in Participant’s Employment Agreement or, if not defined therein, shall mean a determination by the Company of (i) Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (ii) Participant’s breach of any agreement between Participant and the Company; (iii) Participant’s failure to comply with the Company’s written policies or rules; (iv) Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof; (v) Participant’s gross negligence or willful misconduct; (vi) Participant’s continuing failure to perform assigned duties after receiving notification of such failure from the Company; or (vii) Participant’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers, or employees.

(c)    “Change in Control Period” shall mean the twelve (12) month period beginning on the date on which a Change in Control occurs.

(d)    “Employment Agreement” shall mean any employment agreement, offer letter or similar written agreement between Participant and the Company or any of its affiliates.

(e)    “Good Reason” shall have the meaning ascribed to such term (or similar term) in Participant’s Employment Agreement, if applicable.

(f)    “Qualifying Termination” shall mean Participant’s Termination of Service (i) by the Company without Cause or (ii) if Participant’s Employment Agreement contains a definition of “Good Reason” (or similar term), by Participant for Good Reason.

Exhibit A
(g)    “Restrictive Covenants” shall mean any confidentiality, intellectual property assignment, non-competition, non-solicitation, non-disparagement and other protective covenants contained in any written agreement between the Company (or an affiliate) and Participant.

(h)    “Retirement” shall mean a Termination of Service due to retirement (as determined by the Company in its sole discretion) if such Termination of Service (i) occurs on or after the completion by Participant of five years of service with the Company (which need not be continuous) and (ii) the Participant’s age equals or exceeds 55 (in each case measured in years, rounded down to the nearest whole number).

(i)    “Retirement Acceleration Period” means a number of years following Participant’s Retirement that is equal to (i) Participant’s number of years of service as an Employee (rounded down to the nearest whole number), divided by (ii) five (with such quotient rounded down to the nearest whole number).

ARTICLE II.
VESTING; FORFEITURE AND SETTLEMENT

2.1    Earned PSUs; General Vesting. The PSUs will be earned as set forth on Exhibit B attached hereto. Subject to Section 2.2, any Earned PSUs (as defined in Exhibit B) will vest on the Expiration Date, subject to Participant’s continued service as a Service Provider through the Expiration Date. Any PSUs that remain outstanding and unvested as of immediately following the Expiration Date (including as a result of failing to become Earned PSUs) will be forfeited and terminated (for no consideration) as of the Expiration Date.

2.2    Change in Control; Termination of Service.

(a)    Change in Control.

(i)    If a Change in Control occurs and Participant remains in continued service as a Service Provider until at least immediately prior to such Change in Control, then, effective as of the date of such Change in Control: (x) the PSUs shall become Earned PSUs in accordance with Exhibit B, and (y) (A) to the extent the Award is Assumed in connection with such Change in Control, any such Earned PSUs will convert into a time-vesting Restricted Stock Unit (“RSU”) award that, following such Change in Control, will remain outstanding and eligible to vest on the Expiration Date, subject to Participant’s continued Service as a Service Provider through the Expiration Date; or (B) to the extent the Award is not Assumed in connection with such Change in Control, 100% of any such Earned PSUs will vest as of immediately prior to such Change in Control.

(ii)    If Participant experiences (A) a Termination of Service due to death or Disability following a Change in Control or (B) a Qualifying Termination following a Change in Control that does not occur during the Change in Control Period, then, in either case, a number of RSUs subject to such time-vesting RSU award shall vest as of the date of Participant’s Termination of Service equal to the number of RSUs multiplied by a fraction, (x) the numerator of which is the number of days Participant was in service from the first day of the Performance Period through the date of Participant’s Termination of Service and (y) the denominator of which is the number of days from (and including) the first day of the Performance Period through (and including) the Expiration Date.

Exhibit A
(iii)    If Participant experiences a Qualifying Termination during the Change in Control Period, then 100% of the RSUs subject to such time-vesting RSU award shall vest as of the date of Participant’s Termination of Service.

(iv)    Upon Participant’s Retirement following a Change in Control, then a number of RSUs subject to such time-vesting RSU award shall vest as of the date of Participant’s Termination of Service equal to the number of RSUs multiplied by a fraction, (x) the numerator of which is the sum of (A) the number of days Participant was in service from the first day of the Performance Period through the date of Participant’s Termination of Service and (B) the number of days in the Retirement Acceleration Period and (y) the denominator of which is the number of days from (and including) the first day of the Performance Period through (and including) the Expiration Date. Any RSUs that do not become vested in accordance with the foregoing automatically will be forfeited and terminated as of the date of Participant’s Termination of Service without consideration therefor.

(b)    Termination due to Death or Disability (pre-Change in Control). Upon Participant’s Termination of Service due to death or Disability, (i) the PSUs shall remain outstanding and eligible to become Earned PSUs in accordance with Exhibit B and (ii) a number of Earned PSUs shall vest in accordance with the following sentence as of the earlier of the Expiration Date or a Change in Control. The number of Earned PSUs that shall be eligible to vest shall equal to the number of Earned PSUs determined in accordance with Exhibit B, multiplied by a fraction, (x) the numerator of which is the number of days Participant was in service from the first day of the Performance Period through the date of Participant’s Termination of Service and (y) the denominator of which is the number of days from (and including) the first day of the Performance Period through (and including) the Expiration Date. Any Earned PSUs that do not become vested in accordance with the foregoing automatically will be forfeited and terminated as of the last day of the Performance Period without consideration therefor.

(c)    Termination due to Retirement (pre-Change in Control). Upon Participant’s Retirement, (i) the PSUs shall remain outstanding and eligible to become Earned PSUs in accordance with Exhibit B and (ii) a number of Earned PSUs shall vest in accordance with the following sentence as of the earlier of the Expiration Date or a Change in Control. The number of Earned PSUs that shall be eligible to vest shall equal the number of Earned PSUs determined in accordance with Exhibit B, multiplied by a fraction, (x) the numerator of which is the sum of (A) the number of days Participant was in service from the first day of the Performance Period through the date of Participant’s Termination of Service and (B) the number of days in the Retirement Acceleration Period and (y) the denominator of which is the number of days from (and including) the first day of the Performance Period through (and including) the Expiration Date. Any Earned PSUs that do not become vested in accordance with the foregoing automatically will be forfeited and terminated as of the last day of the Performance Period without consideration therefor.

(d)    Other Terminations. If Participant experiences a Termination of Service for any reason other those set forth in Sections 2.2(a)-(c), all PSUs (or, to the extent applicable, RSUs) that have not become vested on or prior to the date of such Termination of Service automatically will be forfeited and terminated as of the termination date without consideration therefor.

(e)    Release; Restrictive Covenants. The accelerated vesting set forth in Sections 2.2(a)-(c) is subject to and conditioned upon (i) Participant’s (or Participant’s estate’s) execution, delivery and non-revocation of a general release of claims in a form prescribed by the Company within 30 days (or, to the extent required by law, 52 days) following the date of Participant’s Termination of Service and (ii) Participant’s continued compliance with the Restrictive Covenants.

Exhibit A
2.3    Settlement.

(a)    The PSUs (or, to the extent applicable, RSUs) will be paid in Shares as soon as administratively practicable following the applicable vesting date, but in no event later than March 15 of the year following the year in which such vesting date occurs.

(b)    Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

ARTICLE III.
TAXATION AND TAX WITHHOLDING

3.1    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this award of PSUs (the “Award”) and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2    Tax Withholding.

(a)    Subject to Section 3.2(b), payment of the withholding tax obligations with respect to the Award may be by any of the following, or a combination thereof, as determined by [the Company in its sole discretion / Participant or the Administrator]1:
(i)    Cash or check;
(ii)    In whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery; or
(iii)    In whole or in part by the Company withholding of Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations.
(b)    Unless [the Company / Participant or the Administrator] otherwise determines, and subject to Section 10.17 of the Plan, payment of the withholding tax obligations with respect to the Award shall be by [delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the applicable tax withholding obligations] / [delivery (including electronically or telephonically to the extent permitted by the Company) by Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company that Participant has placed a market sell order with such broker with respect to Shares then-issuable upon settlement of the Award, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the applicable tax withholding obligations; provided, that payment of such proceeds is then made to the Company at such time as may be required by the Administrator]2.
(c)    Subject to Section 9.5 of the Plan, the applicable tax withholding obligation will be determined based on Participant’s Applicable Withholding Rate. Participant’s “Applicable Withholding Rate” shall mean (i) if Participant is subject to Section 16 of the Exchange Act, the greater
1 NTD: “Participant or the Administrator” for Section 16 individuals. “The Company” for non-Section 16 individuals.
2 NTD: Use second bracketed language for Section 16 individuals.

Exhibit A
of (A) the minimum applicable statutory tax withholding rate or (B) with Participant’s consent, the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction, or (ii) if Participant is not subject to Section 16 of the Exchange Act, the minimum applicable statutory tax withholding rate or such other higher rate approved by the Company; provided, however, that (i) in no event shall Participant’s Applicable Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); and (ii) the number of Shares tendered or withheld, if applicable, shall be rounded up to the nearest whole Share sufficient to cover the applicable tax withholding obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the PSUs under generally accepted accounting principles.

(d)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability.

ARTICLE IV.
OTHER PROVISIONS

4.1    Adjustments. Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. In addition, the [____] and Relative TSR performance metrics (each, as defined in Exhibit B) are based upon, among other things, (i) certain assumptions about the future business of the Company, (ii) a management model prepared by the Company for the projected business of the Company and its Affiliates and (iii) the continued application of accounting policies used by the Company as of the Grant Date. Accordingly, in the event that, after such date, the Administrator determines that (i) any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), (ii) any unusual or nonrecurring transactions or events (including the occurrence of a regulatory event) affecting the Company or the financial statements of the Company, (iii) any changes in Applicable Laws, or (iv) any changes in generally accepted accounting principles applicable to, or the accounting policies used by, the Company occur, such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Award, then the Administrator shall in good faith and in such manner as it may deem equitable, adjust the applicable [____] Goal and/or [____] Earned Percentage with respect to [_____] performance and/or the Relative TSR Ranking and/or Relative TSR Modifier with respect to Relative TSR performance, in any case, to reflect the effect or projected effect of such transaction(s) or event(s) on such performance levels.

4.2    Clawback. The Award and the Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company following the Grant Date, including the Company’s Policy for Recovery of Erroneously Awarded Compensation.

4.3    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s General Counsel at the Company’s principal office or the General Counsel’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant

Exhibit A
(or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.6    Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the PSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.8    Entire Agreement; Amendment. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the PSUs without the prior written consent of Participant.

4.9    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.10    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs, as and when settled pursuant to the terms of this Agreement.

Exhibit A
4.11    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.12    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

* * * * *

Exhibit B
EARNED PSUS

Exhibit C
PEER GROUP COMPANIES